                                                                      EXHIBIT 11

                          VIACOM INC. AND SUBSIDIARIES
                      COMPUTATION OF NET EARNINGS PER SHARE


                                                             THREE MONTHS ENDED MARCH 31,
                                                         ---------------------------------------
                                                                  1998        1997
                                                                  ----        ----
                                                         (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
EARNINGS:
Earnings (loss) from continuing operations ................    $     1.4   $   (23.8)

Cumulative convertible preferred stock dividend requirement         15.0        15.0
                                                               ---------   ---------
Earnings (loss) from continuing operations attributable to
      common stock ........................................        (13.6)      (38.8)
Earnings from discontinued operations, net of tax .........           --         5.1
                                                               ---------   ---------
Net earnings (loss) .......................................    $   (13.6)  $   (33.7)
                                                               ---------   ---------
                                                               ---------   ---------

BASIC AND DILUTED COMPUTATION:

Shares:

Weighted average number of common shares ..................        355.3       352.5


NET EARNINGS PER COMMON SHARE:

Earnings (loss) from continuing operations ................    $   (0.04) $    (0.11)
Earnings from discontinued operations, net of tax .........           --        0.01
                                                               ---------   ---------
Net earnings (loss) .......................................    $   (0.04) $    (0.10)
                                                               ---------   ---------
                                                               ---------   ---------